Exhibit 99.1

News Release

CONTACTS:	Arctic Cat Inc.	PadillaCRT
	Tim Delmore	Shawn Brumbaugh
	Chief Financial Officer	shawn.brumbaugh@padillacrt.com
	763-354-1791	612-455-1754

ARCTIC CAT ANNOUNCES CEO LEADERSHIP CHANGE

Claude Jordan steps down as chairman and CEO;

Chris Twomey, former chairman and CEO, and current board member, named interim chairman and CEO

MINNEAPOLIS, June 2, 2014 – Arctic Cat Inc. (NASDAQ: ACAT) today announced that Claude Jordan has stepped down as chairman and chief executive officer. Chris Twomey, who served as Arctic Cat’s CEO for 24 years, and also is a former chairman and a current member of the board of directors, has been named interim chairman and CEO. The board is beginning a search for a permanent CEO.

Commented Twomey: “On behalf of the board, I want to thank Claude for nearly six years of service to Arctic Cat, first as president and chief operating officer, and then as CEO for the last three years. During his tenure, Arctic Cat has grown from $465 million to over $700 million in annual sales, and the company entered the growing sports segment of the Recreational Off-Highway Vehicle (ROV) market, with a line of side-by-side Wildcat™ pure-sport and trail models.

“Claude and the board have mutually decided this is the right time, however, for new executive leadership at the company. It makes sense to set up the leadership team that will take the company forward to a successful future, as we enter a new fiscal year. Tim Delmore, CFO, has agreed to postpone his previously announced retirement during this transition period. We anticipate appointing a new CEO and CFO in the coming months.”

Twomey served as Arctic Cat’s CEO from 1986 to 2010. He was named a director of the company in 1987 and was board chair from 2003 to 2012. During that time, Twomey led Arctic Cat through an initial public offering in 1990, grew revenues from $7.5 million to a peak of $780 million in 2007, entered the all-terrain vehicle (ATV) business and expanded the company’s capabilities to include engine manufacturing at a new facility in St. Cloud, Minn.

“We expect to record a charge in the fiscal 2015 first quarter to cover severance-related costs. Excluding the severance, we are maintaining our fiscal 2015 guidance. The company is in strong financial shape and the board has every confidence in Arctic Cat’s long-term growth prospects. We remain focused on growing through a robust pipeline of innovative new products and technologies, international expansion and market share gains, as well as enhancing profitability by achieving greater operating efficiencies.”

Arctic Cat Announces CEO Leadership Change – Page 2

An executive search firm is being retained to assist in filling the CEO position.

About Arctic Cat

Arctic Cat Inc. designs, engineers, manufactures and markets all-terrain vehicles (ATVs), side-by-sides and snowmobiles under the Arctic Cat® brand name, as well as related parts, garments and accessories. Its common stock is traded on the NASDAQ Global Select Market under the ticker symbol “ACAT.” More information about Arctic Cat and its products is available at www.arcticcat.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company’s Annual Report, as well as the Report on Form 10-K, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, the Company’s press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that indicate future events and trends identify forward-looking statements including statements related to our fiscal 2015 outlook, business strategy and growth prospects. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to: product mix and volume; competitive pressure on sales, pricing and sales incentives; increase in material or production cost which cannot be recouped in product pricing; unexpected delays in the introduction of new products; changes in the sourcing of engines; interruption of dealer floorplan financing; warranty expenses and product recalls; foreign currency exchange rate fluctuations; product liability claims and other legal proceedings in excess of reserves or insured amounts; environmental and product safety regulatory activity; effects of the weather; general economic conditions and political changes; interest rate changes; consumer demand and confidence; and those set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014, under heading “Item 1A. Risk Factors.” The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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